FIRST AMENDMENT TO REVOLVING CREDIT
AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Agreement”) is entered into March 31, 2009 by and between BCI COMMUNICATIONS, INC., a corporation organized under the laws of the State of Delaware (the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and PNC entered into a certain Revolving Credit and Security Agreement dated April 17, 2008 (as is being and may be further amended, replaced, restated, modified and/or extended, the “Loan Agreement”); and

Whereas, Borrower and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.

Now, therefore, in consideration of PNC’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent statement of account sent to Borrower with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(I)  The definition of “Revolving Interest Rate” as set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following definition to read as follows:

The definition of “Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus two and one-fourth (2.25%) per cent with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus three (3.00%) percent with respect to Eurodollar Rate Loans.  However, in no event shall Eurodollar Rate Loans be less than two and one-half (2.50%) percent.

(II)  Section 6.5 of the Loan Agreement entitled “Financial Covenants” is hereby deleted and a new Section 6.5 is replaced therefor to read as follows:

6.5.  Financial Covenants.

(a)  Minimum Undrawn Availability: Cause, suffer or permit Undrawn Availability plus cash on deposit at PNC to be less than: (1) Two Million Two Hundred Fifty Thousand ($2,250,000) Dollars as of March 31, 2009, or (2) Three Million Five Hundred Thousand ($3,500,000) Dollars as of June 30, 2009;

(b)  Fixed Charge Coverage Ratio:  Cause to be maintained at all times a Fixed Charge Coverage Ratio of not less than (1) 1.00 to 1.00 from July 1, 2009 through September 30, 2009,  (2) 1.10 to 1.00 from October 1, 2009 through June 30, 2010, tested quarterly on a building four (4) quarter basis, and (3) 1.10 to 1.00 thereafter, tested quarterly on a rolling four (4) quarter basis;

(c)  Minimum EBITDA:  Cause, suffer or permit EBITDA to be less than (1) Two Million Six Hundred Twenty-Two Thousand ($2,622,000) Dollars for the trailing twelve months ending March 31, 2009, or (2) One Million Five Hundred Thousand ($1,500,000) Dollars for the fiscal quarter ending June 30, 2009.

3)
WAIVER OF FINANCIAL COVENANT DEFAULT.  The Agent hereby waives compliance by the Borrower with respect to the Fixed Charge Coverage Ratio contained in Section 6.5(a) of the Loan Agreement for the fiscal quarter beginning October 1, 2008 and ending December 31, 2008.  Except as specifically waived herein, all other terms and conditions as set forth in the Loan Agreement shall remain in full force and effect.

4)
PRECONDITIONS.  As preconditions to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to provide the Agent with the following: (1) This Agreement and the Guarantor’s Ratification, properly executed, (2) a waiver fee in the amount of $15,000, and (3) Lender’s counsel’s fees.

4)
MISCELLANEOUS.  This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles.  This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof.  No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.  The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents.  This Agreement, the Loan Agreement and the Other Documents are intended to be consistent.  However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

5)
DEFINITIONS.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement.  The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New Jersey.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:	BCI COMMUNICATIONS, INC.

/s/ Nicholas Day	By:	/s/ Raymond A. Cardonne, Jr.
Name: Nicholas Day	Name:	Raymond A. Cardonne, Jr.
Title: General Counsel and Secretary	Title:	Chief Financial Officer and Treasurer

ATTEST:	BERLINER COMMUNICATIONS, INC.

/s/ Nicholas Day	By:	/s/ Raymond A. Cardonne, Jr.
Name: Nicholas Day	Name:	Raymond A. Cardonne, Jr.
Title: General Counsel and Secretary	Title:	Chief Financial Officer and Treasurer

PNC BANK, NATIONAL ASSOCIATION Lender and as Agent

/s/	By:	/s/ John D. Trott
Name:	Name:	/s/ John D. Trott
Title:	Title:	Vice President